UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF MICHIGAN

In re CMS ENERGY ERISA LITIGATION This Document Relates To: ALL ACTIONS	) ) ) ) ) ) )	Master File No. 02-72834 Honorable George Caram Steeh Class Action

CLASS ACTION SETTLEMENT AGREEMENT
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This CLASS ACTION SETTLEMENT AGREEMENT (“Settlement Agreement”) is entered into by and between Named Plaintiffs in the above-captioned Action for themselves and on behalf of the Settlement Class, on the one hand, and the Defendants, on the other.

RECITALS

WHEREAS, Named Plaintiffs commenced the above-captioned Action asserting various claims for relief under the Employee Retirement Income Security Act of 1974, as amended, against the Defendants, all of which claims are disputed by Defendants; and

WHEREAS, the Parties desire to promptly and fully resolve and settle with finality the Action;

NOW, THEREFORE, the Parties, in consideration of the promises, covenants and agreements herein described, and for other good and valuable consideration, acknowledged by each of them to be satisfactory and adequate, and intending to be legally bound, do hereby mutually agree as follows:

1.	DEFINITIONS

As used in this Settlement Agreement, italicized and capitalized terms and phrases not otherwise defined have the meanings provided below:

1.1. “Action” shall mean: In re CMS Energy ERISA Litigation, Master File No. 02-72834, United States District Court, Eastern District of Michigan, (Hon. George Caram Steeh), and any and all cases now or hereafter consolidated therewith. The “Action” specifically excludes the “Securities Actions.”

1.2. “Affiliate” shall mean: any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, a Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

1.3. “Agreement Execution Date” shall mean: the date on which this Settlement Agreement is fully executed, as provided in Section 11.14 below.

1.4. “Carrier” shall mean: Associated Electric & Gas Insurance Services Limited, and its General Managing Agent, AEGIS Insurance Services, Inc. (collectively, “AEGIS”).

1.5. “Class Counsel” shall mean: Keller Rohrback L.L.P.; Malakoff, Doyle and Finberg, P.C.; McTigue Law Firm; and Campbell, Harrison and Dagley, L.L.P.

1.6. “Claims” shall have the meaning set forth in Section 3.2.

1.7. “Class Notice” shall mean: the form of notice which shall be attached as an exhibit to the form of Preliminary Approval Order, the terms of which shall be agreed upon by the Parties.

1.8. “Class Period” shall mean: the period from August 3, 2000 through December 27, 2004.

1.9. “Class Settlement Amount” shall have the meaning set forth in Section 7.2.

1.10. “Company” shall mean: CMS Energy Corporation, a Michigan corporation, and each of its Affiliates, and includes any and all predecessors or Successors-In-Interest, local, regional, national, and/or executive offices, divisions, or affiliates (foreign and domestic), segments, or divisions thereof, any of its subsidiaries, divisions or affiliates, including, but not limited to Consumers Energy Company and CMS Energy Resource Management Company, formerly known as CMS Marketing, Services and Trading Company, and all of their present and former officers, directors, employees, agents, directors, attorneys, accountants, advisors, and all other persons acting or purporting to act on their behalf.

1.11. “Complaint” shall mean: the Second Amended Consolidated Complaint filed on August 24, 2005.

1.12. “Court” shall mean: the United States District Court for the Eastern District of Michigan.

1.13. “Defendants” shall mean: the Company and the following Persons named as defendants in the Complaint: Kathleen R. Flaherty; Victor J. Fryling; Earl D. Holton; William U. Parfet; Kenneth L. Way; Kenneth Whipple; John B. Yasinsky; John M. Deutch; James J. Duderstadt; Preston D. Hopper; David W. Joos; William T. McCormick, Jr.; Tamela W. Pallas; Percy A. Pierre; Alan M. Wright; Legal Representative of the Estate of Thomas McNish; and Laura L. Mountcastle.

1.14. “Effective Date” shall mean: the date on which the Final Order becomes Final in accordance with Section 1.17.

1.15. “ERISA” shall mean: the Employee Retirement Income Security Act of 1974, as amended, including all regulations promulgated and case law there under.

1.16. “Fairness Hearing” shall have the meaning set forth in Section 2.1.4.

1.17. “Final” shall mean: with respect to any judicial ruling or order, that the thirty (30) day period for any appeal has expired without the initiation of an appeal, or, if an appeal has been timely initiated, that there has occurred a full and final disposition of any such appeal without a reversal or modification, including the exhaustion of proceedings in any remand and/or subsequent appeal after remand. Notwithstanding any other provision hereof, the Final Order shall be deemed Final without regard to whether (i) the Court has entered an order regarding the Plan of Allocation or the award of legal fees and expenses; (ii) any order referred to in (i) above, if entered, has become Final; or (iii) any order referred to in (i) above is reversed or modified on appeal.

1.18. “Final Order” shall have the meaning set forth in Section 2.1.4.

1.19. “Financial Institution” shall have the meaning set forth in Section 7.1.1.

1.20. “Mediators” shall mean Judge Nicholas H. Politan and Eric D. Green.

1.21. “Named Plaintiffs” shall mean: Roger D. Schilling, Karen Potter, and Danny Jordan.

1.22. “Net Proceeds” shall have the meaning set forth in Section 8.2.4.

1.23. “Parties” shall mean Named Plaintiffs and the Defendants.

1.24. “Person” shall mean: an individual, partnership, corporation, governmental entity or any other form of entity or organization.

1.25. “Plaintiff Releasees” shall have the meaning set forth in Section 3.3.

1.26. “Plaintiffs” shall mean: Named Plaintiffs and each member of the Settlement Class.

1.27. The “Plan” shall mean: the Employees’ Savings Plan of Consumers Energy Company, as has been or may later be amended, individually and collectively, and any trust created under such Plan.

1.28. “Plan of Allocation” shall mean: the Plan of Allocation approved by the Court as contemplated by Section 2.1.4 and described in Section 8.2.4.

1.29. “Preliminary Approval Order” refers to the Order to be issued as set forth in Section 2.1.1.

1.30. “Preliminary Motion” refers to the motion to be filed as set forth in Section 2.1.1.

1.31. “Released Claims” shall have the meaning set forth in Section 3.2.

1.32. “Releasees” shall mean: the Defendants, the present and former Representatives of each of them, as well as the applicable fiduciary liability Insurance Policy, AEGIS Policy No. F0136A1A01.

1.33. “Releases” shall mean the releases set forth in Sections 3.1 and 3.3.

1.34. “Representatives” shall mean: attorneys, agents, directors, officers, or employees.

1.35. “Securities Actions” shall mean: In Re CMS Energy Securities Litigation, Master File No. 02-CV-72004-DT, United States District Court, Eastern District of Michigan (Hon. George Caram Steeh); and any and all cases now or hereafter consolidated therewith. “Securities Actions” specifically excludes the Action.

1.36. “Settlement” shall mean: the settlement to be consummated under this Settlement Agreement pursuant to the Final Order.

1.37. “Settlement Agreement” means this Class Action Settlement Agreement.

1.38. “Settlement Class” shall mean: the class certified by the Court in the Action, by Order filed December 27, 2004, consisting of: all Persons who were participants in or beneficiaries of the Plan at any time from August 3, 2000 through December 27, 2004.

1.39. “Settlement Fund” shall have the meaning set forth in Section 7.1.

1.40. “Successor-In-Interest” shall mean: a Person’s estate, legal representatives, heirs, successors or assigns, including successors or assigns that result from corporate mergers or other structural changes.

2.	CONDITIONS TO THE EFFECTIVENESS OF THE SETTLEMENT

The Settlement is contingent on the following conditions in Sections 2.1 through 2.5:

2.1. Condition #1: Court Approval. The Settlement must be approved by the Court in accordance with the following steps.

2.1.1. Motion for Preliminary Approval of Settlement and of Notices. Class Counsel will file a motion (“Preliminary Motion”) with the Court for an order, the terms of which shall be agreed upon by the Parties, including the exhibits thereto (the “Preliminary Approval Order”), and in good faith shall take reasonable steps to (i) secure expeditious Court entry of the Preliminary Approval Order; and (ii) seek a setting for the Fairness Hearing, described in Section 2.1.4, forty-five (45) days from the mailing of the Class Notice in accordance with Section 2.1.2.

2.1.2. Issuance of Class Notice. As ordered by the Court in its Preliminary Approval Order, Named Plaintiffs and/or Class Counsel shall cause the Class Notice to be disseminated to the Plaintiffs.

2.1.3. Request by Court or Named Plaintiffs for Information: If the Court deems it necessary for the Defendants to supply information in their possession as part of the Court’s review of the Settlement Agreement, the Defendants agree to reasonably expedite provision of such information as directed by the Court. If Named Plaintiffs deem it necessary for the Defendants to supply accessible information in their possession in order to respond to any timely filed objection, the Defendants agree to reasonably expedite provision of such information, which shall be treated as Highly Confidential under the stipulated Protective Order entered by the Court in this Action. Any disputes regarding requests for information by Named Plaintiffs shall be decided by the Court.

2.1.4. The Fairness Hearing. The Court will conduct a hearing at which it will consider whether the Settlement is fair, reasonable, and adequate (“Fairness Hearing”). At or after the Fairness Hearing the Court will determine: (i) whether to enter judgment finally approving the Settlement and dismissing the Action (which judgment is referred to herein as the “Final Order”); (ii) whether the distribution of the Class Settlement Amount as provided in the Plan of Allocation should be approved or modified; and (iii) what legal fees, compensation and expenses should be awarded to Class Counsel and to Named Plaintiffs as contemplated by Section 10 of this Settlement Agreement. The Parties agree to support entry of the Final Order as contemplated by clause (i) of this Section 2.1.4; however, the Defendants agree not to take any position, and are not required to take any position, with respect to the matters described in clauses (ii) or (iii) of this Section 2.1.4. The Parties covenant and agree that they will reasonably cooperate with one another in obtaining the Final Order as contemplated hereby at the Fairness Hearing and will not do anything inconsistent with obtaining the Final Order.

2.2. Condition #2: Funding of Class Settlement Amount. The Carrier must cause to be deposited the funds as specified in 7.2 of this Settlement Agreement into the Settlement Fund in accordance therewith.

2.3. Condition #3: Finality of Final Order. The Final Order must be Final in accordance with Section 1.17 above.

2.4. Condition #4: Independent Fiduciary. The Settlement will be contingent upon U.S. Trust Company N.A., acting as independent fiduciary, (i) approving the Settlement and giving a release in its capacity as a fiduciary of the Plan and for and on behalf of the Plan which is coextensive with the release from the class members, (ii) authorizing the Settlement in accordance with Prohibited Transaction Class Exemption 2003-39, and (iii) finding that the Settlement Agreement does not constitute a prohibited transaction under ERISA § 406 (a). CMS shall move promptly to seek to obtain this authorization and finding. The Carrier shall pay all fees and expenses of the independent fiduciary. All parties shall cooperate in providing information to the independent fiduciary as requested.

2.5. Condition #5: Dismissal of Claims. The Action and all Claims asserted therein must be dismissed with prejudice.

3.	RELEASES

3.1. Releases of the Releasees. Effective upon the Effective Date, Named Plaintiffs on behalf of themselves, on behalf of the Settlement Class, and on behalf of the Plan, absolutely and unconditionally release and forever discharge the Releasees from Released Claims that Named Plaintiffs, the Settlement Class or the Plan directly, indirectly, derivatively, or in any other capacity ever had, now have or hereafter may have.

3.2. Released Claims. Subject to Section 3.6 below, Plaintiffs (on behalf of each member of the Settlement Class) and the Plan shall release any and all claims of any nature whatsoever (including claims for any and all losses, damages, unjust enrichment, attorneys’ fees, disgorgement of fees, litigation costs, injunction, declaration, contribution, indemnification or any other type or nature of legal or equitable relief), against any of the Defendants, their current or former subsidiaries and affiliates, and the current or former officers, directors, employees, insurers, plan fiduciaries or agents of any Defendant, whether accrued or not, whether already acquired or acquired in the future, whether known, unknown, suspected or unsuspected, in law or equity, as well as any claim or right obtained by assignment, brought by way of demand, complaint, cross-claim, counterclaim, third party claim or otherwise (collectively, “Claims”), arising out of or in any way related to, directly or indirectly, any or all of the acts, omissions, facts, matters, transactions or occurrences during the Class Period: (i) that are, were or could have been alleged, asserted, or set forth in the Complaint, including but not limited to claims that: (a) Defendants breached ERISA fiduciary duties to Plaintiffs in connection with the acquisition and holding of Company stock by the Plan or the Plaintiffs, (b) the Director Defendants failed to appoint and/or adequately monitor Plan fiduciaries with respect to Company stock, (c) the Defendants failed to provide complete and accurate information to plan fiduciaries or participants and beneficiaries of the Plan regarding the Company or Company stock, (d) Defendants each or any one of them caused the Plan to pay more than adequate consideration for Company stock for the Plan, (e) the Defendants violated any ERISA duties related to the acquisition, disposition, or retention of Company stock by the Plan; (ii) against the applicable fiduciary liability Insurance Policy, AEGIS Policy No. F0136A1A01; (iii) that would be barred by principles of res judicata had the claims asserted in the Complaint been fully litigated and resulted in a final judgment or order; (iv) that pertain to any decision made by any of the Parties to enter into or approval this Settlement Agreement; or (v) that pertain to any conduct related to the direction to calculate, the calculation of, and/or the allocation of the Class Settlement Amount to the Plan or any participant or beneficiary of the Plan pursuant to the Plan of Allocation. Except for the obligations arising under the Settlement Agreement, Plaintiffs hereby expressly and completely waive and release any and all rights or benefits which they have or may have under Section 1542 of the California Civil Code, and any similar provision in any other jurisdiction, pertaining to the matters set forth in the Action. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

In connection with such waiver and relinquishment, Plaintiffs acknowledge that they are aware that they have or may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which now are known or believed to be true, with respect to the matters set forth in the Action. Nevertheless, it is the intention of Plaintiffs, through the Settlement Agreement, and with the advice of counsel, to fully, finally and forever to settle and release all such matters. In furtherance of such intention, the releases herein given by Plaintiffs shall be and remain in effect as full and complete releases of the matters set forth in the Action, notwithstanding the discovery or existence of any such additional or different claims or facts relative hereto.

3.3. Releases of Named Plaintiffs, the Settlement Class and Class Counsel. Effective upon the Effective Date, the Defendants absolutely and unconditionally release and forever discharge the Named Plaintiffs, the Settlement Class, and Class Counsel and their Representatives (collectively, the “Plaintiff Releasees”), from any and all Claims relating to the institution or prosecution of the Action or the settlement of any Released Claim.

3.4. Reciprocal Releases among the Defendants. Effective upon the Effective Date, each Defendant absolutely and unconditionally releases and forever discharges each and every other Defendant from any and all Claims in this litigation relating to the Released Claims, including any and all Claims for contribution or indemnification for such Claims. Notwithstanding the foregoing, nothing in this Section 3.4 is intended to affect the respective rights of the Company and other Defendants relative to one another under the Company’s current corporate authority and relevant provisions of the Michigan Business Corporation Act with respect to reimbursement and advancement of an individual Defendant’s legal fees and expenses by the Company.

3.5. Scope of Releases. The releases set forth in 3.1, 3.3, and 3.4 (the “Releases”) are not intended to include the release of any rights or duties arising out of this Settlement Agreement, including the express warranties and covenants in this Settlement Agreement.

3.6. Persons and Claims Not Released. Nothing in this Settlement Agreement shall release, bar, waive, or otherwise affect any Claim that has been asserted in the Securities Actions or any defense thereto, and Defendants, the Plan and Named Plaintiffs reserve all rights with respect to positions they may take on that question in that action.

4.	COVENANTS

The Parties covenant and agree as follows:

4.1. Covenants Not to Sue.

4.1.1. Named Plaintiffs and the Settlement Class covenant and agree: (i) not to file against any Releasee or the Plan any additional Claim based on or arising from any Released Claim, or re-file the Claim brought in this Action; and (ii) that the foregoing covenants and agreements shall be a complete defense to any such Claims against any of the respective Releasees.

4.1.2. Defendants covenant and agree (i) not to file against any Plaintiff Releasee or the Plan or any other Defendant any claim released under Section 3.3 or Section 3.4; and (ii) that the foregoing covenants and agreements shall be a complete defense to any such claims against any of the respective Plaintiff Releasees.

4.2. Taxation of Class Settlement Amount. Named Plaintiffs acknowledge on their own behalf, and on behalf of the Settlement Class, that the Releasees have no responsibility for any taxes due on funds once deposited in the Settlement Fund or that the Named Plaintiffs or Class Counsel receive from the Class Settlement Amount, should any be awarded pursuant to Article 10 hereof. Nothing herein shall constitute an admission or representation that any taxes will or will not be due on the Class Settlement Amount. The Company will direct the Plan administrator and trustee to treat the amounts allocated pursuant to the Plan of Allocation as restorative payments consistent with Revenue Ruling 2002-45, 2002-2 C.B. 116, 2002 WL 137852.

4.3. Cooperation. The Company shall use its best efforts to promptly provide Class Counsel, as available, in electronic database format the names and last known addresses of members of the Settlement Class and timely respond to reasonable written requests for accessible data in the Company’s custody or control necessary to implement, enforce or determine the administrability of a proposed Plan of Allocation. This information shall be treated as Highly Confidential under the stipulated Protective Order entered by the Court in this Action; provided that the Parties expressly acknowledge that the information may be used to deliver the Class Notice and/or implement the Settlement, including the Plan of Allocation.

4.4. Company Covenant Not To Restrict Sale of Its Stock. The Company covenants and agrees that it will not take any action to restrict Plan participants’ ability to sell CMS stock that is in or may be added to the Plan for a period of 4 years except in instances required to comply with applicable law or internal compliance procedures.

4.5. Company Covenant to Provide Information to Plan Fiduciaries. The Company covenants and agrees that it will take steps to see that individuals identified as fiduciaries to the Plan are provided with knowledge of their ERISA imposed duties and obligations. The Company will take steps to provide such Plan fiduciaries with regularly updated materials regarding Plan management and administration that sets forth their duties and responsibilities under ERISA.

4.6. Company Covenant to Provide Information to Plan Participants and Beneficiaries. The Plan Document and Summary Plan Description will identify the fiduciary structure of the Plan such that it is clear who exercises fiduciary responsibility for the Plan and Plan assets. In addition, to the extent not already in place, the Plan Document and Summary Plan Description shall provide contact information for participants or beneficiaries with questions regarding the Plan and Plan assets. To the extent not already accomplished by materials prepared by the current Plan record keeper and trustee, Fidelity, Plan materials shall clearly state the importance of diversification, and shall encourage participants to regularly evaluate whether their retirement plan assets are sufficiently diversified to protect against large losses.

4.7. Stay of Discovery in the Action. The Parties covenant and agree to a stay of discovery in the Action, effective for the period of time from December 19, 2005 until two weeks after any of the following events: (i) the parties fail to execute a Settlement Agreement consistent with the terms of the Settlement Terms Sheet; (ii) the Settlement is not preliminarily approved by the Court; or (iii) Final approval by the Court is not granted. Should Final approval of this settlement not occur for any reason, the Parties will be given the opportunity to proceed with depositions notwithstanding that some of the deponents will have been deposed once already in the Securities Actions during such discovery stay, and in all other respects the parties will be restored to the position they were in immediately prior to the settlement being reached. In the event discovery recommences, the Parties shall jointly stipulate for an extension of the discovery period for a length of time that is not less than the duration of the settlement stay, such that the parties are provided with a reasonable opportunity to complete discovery in this action.

5.	REPRESENTATIONS AND WARRANTIES

5.1. Named Plaintiffs’ Representations and Warranties.

5.1.1. Named Plaintiffs represent and warrant that they have not assigned or otherwise transferred any interest in any Released Claims against any Releasee, and further covenant that they will not assign or otherwise transfer any interest in any Released Claims; and

5.1.2. Pursuant to Articles 3 and 4, Named Plaintiffs represent and warrant that they shall have no surviving claim or cause of action against any of the Releasees or the Plan with respect to the Released Claims against them.

5.2. Parties’ Representations and Warranties. The Parties, and each of them, represent and warrant:

5.2.1. That they have conducted voluminous discovery; that they are voluntarily entering into this Settlement Agreement as a result of arm’s length negotiations among their counsel, with the assistance of the Mediators; that in executing this Settlement Agreement they are relying solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims hereunder and regarding all matters which relate in any way to the subject matter hereof; and that, except as provided herein, they have not been influenced to any extent whatsoever in executing this Settlement Agreement by any representations, statements or omissions pertaining to any of the foregoing matters by any party or by any Person representing any party to this Settlement Agreement, other than those expressly set forth in the Settlement Agreement. Each of the Parties assumes the risk of mistake as to facts or law; and

5.2.2. That they have carefully read the contents of this Settlement Agreement, and this Settlement Agreement is signed freely by each Person executing this Settlement Agreement on behalf of each of the Parties. The Parties, and each of them, further represent and warrant to each other that he, she, or it has made such investigation of the facts pertaining to the Settlement, this Settlement Agreement and all of the matters pertaining thereto, as he, she, or it deems necessary.

5.3. Signatories’ Representations and Warranties. Each individual executing this Settlement Agreement on behalf of any other Person does hereby personally represent and warrant to the other Parties that he or she has the authority to execute this Settlement Agreement on behalf of, and fully bind, each principal whom such individual represents or purports to represent.

6. NO ADMISSION OF LIABILITY

The Parties understand and agree that this Settlement Agreement embodies a compromise settlement of disputed claims, and that nothing in this Settlement Agreement, including the furnishing of consideration for this Settlement Agreement, shall be deemed to constitute any finding of fiduciary status under ERISA or wrongdoing by any of the Defendants, or give rise to any inference of fiduciary status under ERISA or wrongdoing or admission of wrongdoing or liability in this or any other proceeding. This Settlement Agreement and the payments made hereunder are made in compromise of disputed claims and are not admissions of any factual assertions in this Action or of any liability of any kind, whether legal or factual. Moreover, the Defendants specifically deny any such liability or wrongdoing Neither the fact nor the terms of this Settlement Agreement shall be offered or received in evidence in any action or proceeding for any purpose, except (i) in an action or proceeding arising under this Settlement Agreement or arising out of or relating to the Preliminary Approval Order or the Final Order, or (ii) in an action or proceeding where the Releases provided pursuant to this Settlement Agreement may serve as a bar to recovery, or (iii) for purposes of determining a remedy in the Securities Actions.

7.	THE SETTLEMENT FUND AND DELIVERIES INTO THE SETTLEMENT FUND

7.1. The Settlement Fund.

7.1.1. No later than five (5) business days after the Settlement Terms Sheet is executed by all parties, Class Counsel shall (i) establish at a federally-insured financial institution (the “Financial Institution”); and (ii) provide to the Defendants and their Carrier any information needed to fund the Settlement Fund. The monies in the Settlement Fund, together with the value of the Company’s covenants in Sections 4.4 through 4.6, shall be considered a common fund created as a result of the Action. The Financial Institution shall agree in writing to hold the Settlement Fund and make distributions therefrom strictly in accordance with the terms and conditions of this Settlement Agreement.

7.1.2. The Settlement Fund shall include interest earned thereon, for the benefit of Named Plaintiffs, the Settlement Class, and Class Counsel, and shall be invested only in United States Treasury securities and/or securities of United States agencies backed by the full faith and credit of the United States Treasury, repurchase agreements collateralized by such securities, and mutual funds or money market accounts, provided that such funds or accounts invest exclusively in the foregoing securities. Class Counsel shall structure and manage the Settlement Fund to qualify as a qualified settlement fund under Section 468B of the Internal Revenue Code and Treasury regulations promulgated there under. It is intended that the Settlement Fund be structured and administered to preserve, to the maximum degree possible, the tax benefits associated with ERISA-qualified plans. The Parties shall not take a position in any filing or before any tax authority inconsistent with such treatment. All taxes on the income of the Settlement Fund and tax-related expenses incurred in connection with the taxation of the Settlement Fund shall be paid out of the Settlement Fund. All fees and/or expenses of the Plan trustee for allocation pursuant to the Plan of Allocation will be paid from the Settlement Fund. Class Counsel shall have signature authority over the Settlement Fund, and shall direct the Financial Institution to pay from the Settlement Fund the reasonable cost of administering the Settlement Fund without further order of the Court, which expenses shall include (i) expenses associated with the preparation and filing of all tax reports and tax returns required to be filed by the Settlement Fund; (ii) payment of any taxes owed by the Settlement Fund; (iii) expenses associated with the preparation and issuance of any required Forms 1099 associated with payments from the Settlement Fund; and (iv) fees charged and expenses incurred by the Financial Institution associated with administration of the Settlement Fund. Class Counsel may instruct the Financial Institution to reserve any portion of the Settlement Fund for the purpose of satisfying future or contingent expenses or obligations, including expenses of Settlement Fund administration or any disbursement provided in Article 8 of this Settlement Agreement. The Defendants will take no position, directly or indirectly, with respect to such matters.

7.1.3. The Parties acknowledge and agree that the Defendants shall have no authority, control, or liability in connection with the design, management, administration, investment, maintenance, or control of the Settlement Fund, or for any expenses the Settlement Fund may incur or for any taxes that may be payable by the Settlement Fund or any distributee there from.

7.2. The Class Settlement Amount. In consideration of, and expressly in exchange for, all of the promises and agreements set forth in this Settlement Agreement, the Carrier will, within ten business days after execution of the Settlement Terms Sheet by all parties (by February 27, 2006), cause to be deposited the sum of $28,000,000 plus interest since December 28, 2005 (with a deduction of $11 for the wire transfer fee) into the Settlement Fund. At least five business days prior to such funding deadline, Class Counsel shall provide to the Defendants and the Carrier any information needed to fund the Settlement Fund. The Carrier will provide Class Counsel all information and materials necessary to calculate any taxes and expenses due on the Class Settlement Amount from December 28, 2005 through the date such Class Settlement Amount is deposited into the Settlement Fund and Class Counsel agree to cause the taxes to be paid from the Settlement Fund, including taxes due on the interest earned from December 28, 2005, in a timely manner. In the event that the Court does not grant preliminary approval of the Settlement Agreement or if the Settlement Agreement does not become effective for any reason, Class Counsel will return the money held in escrow, together with the interest thereon, to the Carrier. In the event final approval is not granted by the Court, the only deductions from this Settlement Fund before the amount is returned to the Carrier will be the expenses associated with class notice and any costs incurred to date by Class Counsel in connection with the implementation of the Settlement Agreement, including expenses necessary to calculate and allocate the Class Settlement Amount and any related taxes or fees associated with establishment and maintenance of the Settlement Fund.

7.3. Sole Monetary Contribution. The Class Settlement Amount shall be the full and sole monetary contribution made by or on behalf of the Defendants in connection with the Settlement effected between Named Plaintiffs and the Defendants under this Settlement Agreement. The Class Settlement Amount specifically covers any claims for costs and attorneys’ fees by Named Plaintiffs, on their behalf or on behalf of the Settlement Class, as well as any costs or expenses of the Class Notice. Except as otherwise specified in this Settlement Agreement, the Parties shall bear their own costs and expenses (including attorneys’ fees) in connection with effectuating the Settlement and securing all necessary court orders and approvals with respect to the same.

8.	PAYMENTS FROM THE SETTLEMENT FUND

8.1. Expenses of Class Notice. Class Counsel shall direct the Financial Institution in writing to disburse from the Settlement Fund an amount approved by the Court for the payment of costs of the Class Notice. If the Settlement Agreement is terminated for any reason or if any condition stated in Article 2 above is not satisfied or waived, no Person shall have an obligation to reimburse to the Settlement Fund the costs of the Class Notice, or other costs or expenses of the Settlement Fund charged to the Settlement Fund under this Settlement Agreement.

8.2. Disbursements from the Settlement Fund. Class Counsel shall direct the Financial Institution to disburse money from the Settlement Fund as follows:

8.2.1. For Attorneys’ Fees and Expenses. As provided in Section 10.2 herein.

8.2.2. For Named Plaintiffs’ compensation. As provided in Section 10.2 herein.

8.2.3. For taxes and expenses of the Settlement Fund. As provided in Section 7.1.2 herein.

8.2.4. For the Plan of Allocation. Class Counsel shall propose to the Court a Plan of Allocation (“Plan of Allocation”) that shall provide for the allocation of the Settlement Fund net of the disbursements called for in sections 8.2.1, 8.2.2 and 8.2.3 (“Net Proceeds”). Such Plan of Allocation will provide the method by which the specific dollar amount to be allocated by the Plan as to each member of the Settlement Class will be calculated. On or after the Effective Date, Class Counsel shall direct the Financial Institution to disburse the Net Proceeds to the Plan for distribution by the Plan’s trustee in accordance with the Plan of Allocation. The Defendants will be excluded from the Plan of Allocation. The Plan of Allocation is a matter separate and apart from the Settlement between the Parties, and no decision by the Court concerning the Plan of Allocation shall affect the validity of the Settlement Agreement or finality of the Settlement in any manner. Nothing herein shall constitute approval or disapproval of the Plan of Allocation by the Releasees, and the Releasees shall have no responsibility or liability for the Plan of Allocation and shall take no position for or against the Plan of Allocation before the Court, other than as set forth in the following paragraph.

8.2.5. Defendants shall have no responsibility for structuring the content or fairness of the Plan of Allocation but will review it for feasibility only before submission to the Court. Reasonable and necessary costs incurred by Class Counsel and any third parties retained in connection with implementation of the Plan of Allocation shall be paid from the Settlement Fund, as approved by the Court. In the event that it is necessary and appropriate for CMS to retain a third party with respect to implementation or allocation of the Plan of Allocation, CMS shall provide advance notice to Class Counsel, and provided Class Counsel do not object, Class Counsel will pay the reasonable costs of such third party out of the Settlement Fund subject to the approval of the Court. Class Counsel shall not unreasonably object to the retention of such third-parties and will in good faith consider the matter with the sole purpose of ensuring that settlement funds are not expended unreasonably or unnecessarily. In the event that the parties have any dispute regarding the retention of any third party, they shall petition the Court for a prompt resolution.

9.	TERMINATION OF THE SETTLEMENT AGREEMENT

9.1. Termination. Automatic termination of this Settlement Agreement, thereby making the Settlement Agreement null and void, will occur under the following circumstances:

9.1.1. If the Court declines to approve the Settlement, then this Settlement Agreement shall automatically terminate and become null and void.

9.1.2. If any Court issues a final order modifying the Settlement Agreement, and if, within ten (10) days after the date of any such ruling, the Parties have not agreed in writing to proceed with all or part of the Settlement Agreement as modified by the Court or the Parties, then this Settlement Agreement shall automatically terminate and become null and void.

9.1.3. If any or all of the conditions of Article 2 of this Settlement Agreement are not fully satisfied or waived in accordance with their terms and on the timetables set forth in that Article and in Section 7.2, then this Settlement Agreement shall terminate and become null and void, except as provided in Section 9.2.

9.2. Consequences of Termination of the Settlement Agreement. If the Settlement Agreement is terminated and rendered null and void for any reason specified in Section 9.1, the following shall occur:

9.2.1. Upon written request by counsel for Defendants or counsel for the Carrier, Class Counsel shall within ten (10) days after the date of termination of the Settlement Agreement notify the Financial Institution in writing to return to the Carrier the amounts contributed to the Settlement Fund, with all net income earned thereon, after deduction of the amount earlier disbursed or owed for the Class Notice, the expenses charged by the Financial Institution, and any expense of the Settlement Fund disbursed or owed pursuant to Section 7.1.2, directing the Financial Institution to effect such return within ten (10) days.

9.2.2. The Action shall for all purposes with respect to the Parties revert to its status as of the day immediately before the Agreement Execution Date, and the parties shall be restored to the position they were prior to the Settlement being reached.

9.2.3. All provisions of this Settlement Agreement shall be null and void except as otherwise provided herein. Neither the fact nor the terms of this Settlement Agreement shall be offered or received in evidence in any action or proceeding for any purpose, except in an action or proceeding arising under this Settlement Agreement.

10.	ATTORNEYS’ FEES AND EXPENSES

10.1. Application for Attorneys’ Fees and Expenses. Pursuant to the common fund doctrine and/or any applicable statutory fee provision, Class Counsel may apply to the Court for an award to Class Counsel of attorneys’ fees, and for reimbursement of expenses, to be paid from the Settlement Fund. Class Counsel may apply to the Court for compensation to Named Plaintiffs, payable solely from the Settlement Fund, and Named Plaintiffs shall be entitled to receive such compensation from the Settlement Fund to the extent awarded by the Court. The Defendants shall take no position on Class Counsel’s application for fees, costs, and reimbursement of expenses or on any such applications by Named Plaintiffs.

10.2. Disbursement of Attorneys’ Fees and Expenses and Named Plaintiffs Compensation. Upon the later of (i) entry of an order by the Court awarding payment of attorneys’ fees and expenses from the Settlement Fund and/or payment of Named Plaintiffs compensation from the Settlement Fund, and (ii) the Effective Date, Class Counsel may instruct the Financial Institution in writing to disburse such payments from the Settlement Fund. If at the time of any disbursement from the Settlement Fund pursuant to Article 8 there shall be a pending application for attorneys’ fees or expenses or Named Plaintiffs compensation, there shall be reserved in the Settlement Fund an amount equal to the amount of the pending application, until such time as the Court shall rule upon such application.

11.	MISCELLANEOUS PROVISIONS

11.1. Governing Law. This Settlement Agreement shall be governed by the laws of the State of Michigan without giving effect to the conflict of laws or choice of law provisions thereof, except to the extent that the law of the United States governs any matter set forth herein, in which case such federal law shall govern.

11.2. Destruction of Materials. Except for attorney notes, pleadings, transcripts, and other court submissions and exhibits thereto, each Party that received material, including confidential material obtained in formal discovery (as defined in the Stipulation and Order Re Confidentiality entered by the Court on November 16, 2005), material obtained in informal discovery (including initial disclosure material provided pursuant to Federal Rule of Civil Procedure 26), information provided for purposes of settlement, and all other confidential material, from an opposing Party in the course of litigating this Action, shall, within thirty (30) days after the Effective Date, certify that all such copies of such materials received from any other Party, in its custody or control, including in the possession of consultants of the opposing Party, have been destroyed.

11.3. Severability. The provisions of this Settlement Agreement are not severable.

11.4. Amendment. Before entry of the Final Order, the Settlement Agreement may be modified or amended only by written agreement signed by or on behalf of all Parties. Following entry of the Final Order, the Settlement Agreement may be modified or amended only by written agreement signed on behalf of all Parties, and approved by the Court.

11.5. Waiver. The provisions of this Settlement Agreement may be waived only by an instrument in writing executed by the waiving party. The waiver by any party of any breach of this Settlement Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Settlement Agreement.

11.6. Construction. None of the Parties hereto shall be considered to be the drafter of this Settlement Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

11.7. Principles of Interpretation. The following principles of interpretation apply to this Settlement Agreement.

11.7.1. Headings. The headings of this Settlement Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Settlement Agreement.

11.7.2. Singular and Plural. Definitions apply to the singular and plural forms of each term defined.

11.7.3. Gender. Definitions apply to the masculine, feminine, and neuter genders of each term defined.

11.7.4. References to a Person. References to a Person are also to the Person’s permitted successors and assigns.

11.7.5. Terms of Inclusion. Whenever the words “include,” “includes” or “including” are used in this Settlement Agreement, they shall not be limiting but rather shall be deemed to be followed by the words “without limitation.”

11.8. Further Assurances. Each of the Parties agrees, without further consideration and as part of finalizing the Settlement hereunder, that they will in good faith execute and deliver such other documents and take such other actions as may be necessary to consummate and effectuate the subject matter and purpose of this Settlement Agreement.

11.9. Survival. All representations, warranties and covenants set forth in this Settlement Agreement shall be deemed continuing and shall survive the Effective Date. The provisions of Section 9 above shall apply in the event of the termination of this Settlement Agreement.

11.10. Notices. Any notice, demand or other communication under this Settlement Agreement (other than the Class Notice, or other notices given at the direction of the Court) shall be in writing and shall be deemed duly given upon receipt if it is addressed to each of the intended recipients as set forth below and personally delivered, sent by registered or certified mail (postage prepaid), sent by confirmed facsimile, or delivered by reputable express overnight courier:

IF TO PLAINTIFFS:

Lynn Lincoln Sarko

Derek W. Loeser

Keller Rohrback L.L.P.

1201 Third Avenue, Suite 3200

Seattle, WA 98101-3052

Fax: (206) 623-3384

Justin Campbell
Robin L. Harrison
Campbell, Harrison & Dagley, LLP
4000 Two Houston Center
909 Fannin Street
Houston, TX 77010
Fax: (713) 752-2330

Ellen M. Doyle
Malakoff Doyle & Finberg, P.C.
437 Grant Street, Suite 200
Pittsburgh, PA 15219

Fax: (412) 281-3262

J. Brian McTigue
Greg Porter
Cornish F. Hitchcock
McTigue Law Firm
5301 Wisconsin Avenue NW, Suite 350
Washington, DC 20015

Fax: (202) 364-9960

IF TO DEFENDANTS:

Wilbur H. Boies, P.C.
Nancy G. Ross
Chris C. Scheithauer
McDermott Will & Emery LLP
227 West Monroe Street, Suite 4400
Chicago, IL 60606-5096
Fax: (312) 984-7700

Michael G. Wilson
Consumers Energy Company
One Energy Plaza
212 West Michigan Avenue
Jackson, MI 49201
Fax: (517) 768-3141

James K. Robinson
Cadwalader, Wickersham & Taft LLP
1201 F Street NW, Suite 1100
Washington, DC 20004
Fax: (202) 862-2400

James G. Munisteri
Gardere Wynne Sewell LLP
1000 Louisiana, Suite 3400
Houston, TX 77002-5007
Fax: (713) 276-5555

Neil A. Steiner
Dechert LLP
30 Rockefeller Plaza
New York, NY 10112-2200
Fax: (212) 698-3599

Ryan T. Scarborough
Williams & Connolly LLP
725 Twelfth Street NW
Washington, DC 20005-5901
Fax: (202) 434-5029

Joseph J. Reilly
Sullivan & Cromwell L.L.P.
1701 Pennsylvania Avenue, N.W.
Washington, DC 20006
Fax: (202) 293-6330

Lewis J. Liman
Jeffrey Jordan
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 1006

IF TO CARRIER:

Martin B. Schnabel
AEGIS Insurance Services, Inc.
10 Exchange Place
Jersey City, NJ 07302
Fax: (201) 462-7269

Darius N. Kandawalla
Bailey Cavalieri LLC
10 West Broad Street, Suite 2100
Columbus, OH 43215
Fax: (614) 229-3255

Howard Shapiro
Proskauer Rose LLP
LL&E Tower, Suite 1100
909 Poydras Street
New Orleans, LA 70112-4017

Any Party may change the address at which it is to receive notice by written notice delivered to the other Parties in the manner described above.

11.11. Entire Agreement. This Settlement Agreement contains the entire agreement among the Parties relating to this Settlement. It specifically supersedes any settlement terms or Settlement Agreements relating to the Defendants that were previously agreed upon orally or in writing by any of the Parties.

11.12. Counterparts. This Settlement Agreement, and any amendments thereto, and waivers of conditions, may be executed by exchange of faxed executed signature pages, and any signature transmitted by facsimile for the purpose of executing this Settlement Agreement shall be deemed an original signature for purposes of this Settlement Agreement. This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

11.13. Binding Effect. This Settlement Agreement binds and inures to the benefit of the Parties hereto, their assigns, heirs, administrators, executors and successors.

11.14. Agreement Execution Date. The date on which the final signature is affixed below shall be the Agreement Execution Date.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement on the dates set forth below.

FOR PLAINTIFFS:
Dated:________________________	By: ___________________________________
Lynn Lincoln Sarko
Derek Loeser
Gary Gotto
Amy Hanson
Keller Rohrback L.L.P.
1201 Third Avenue, Suite 3200
Seattle, WA 98101-3052
Class Counsel for Plaintiffs

Dated: _______________________ _	By: ___________________________________
Justin Campbell
Campbell, Harrison & Dagley, LLP
4000 Two Houston Center
909 Fannin Street
Houston, TX 77010
Class Counsel for Plaintiffs

Dated: _______________________ _	By: ___________________________________
Ellen M. Doyle
Malakoff Doyle & Finberg, P.C.
437 Grant Street, Suite 200
Pittsburgh, PA 15219
Class Counsel for Plaintiffs

Dated:
________________________	By: ___________________________________
J. Brian McTigue
Gregory Porter
Cornish F. Hitchcock
McTigue Law Firm
5301 Wisconsin Ave NW, Suite 350
Washington, D.C. 20015
Class Counsel for Plaintiffs

Dated: _______________________ _	By: ___________________________________
Jeffrey T. Meyers (P34348)
Morgan & Meyers PLC
3200 Greenfield, Suite 260
Dearborn, MI 48120-1802
Liaison Counsel for Plaintiffs

Dated: _______________________ _	By: ___________________________________
Barry D. Adler (P30557)
Adler & Associates
30300 Northwestern Highway, Suite 304
Farmington Hills, MI 48334
Liaison Counsel for Plaintiffs

FOR DEFENDANTS:

Dated: _______________________ _	By: ___________________________________
Wilbur H. Boies, P.C.
Nancy G. Ross
Chris C. Scheithauer
McDermott Will & Emery LLP
227 West Monroe Street, Suite 4400
Chicago, IL 60606-5096
Counsel for Defendants CMS Energy
Corp., CMS Marketing Services and
Trading Company, Laura L. Mountcastle,
Victor J. Fryling, Estate of Thomas
McNish, John M. Deutch, James J.
Duderstadt, Kathleen R. Flaherty, Earl
D. Holton, Percy A. Pierre, Kenneth L.
Way, Kenneth Whipple, and John B.
Yasinsky

Dated: _______________________ _	By: ___________________________________
Todd A. Holleman
Miller, Canfield, Paddock
& Stone, P.L.C.
150 West Jefferson, Suite 2500
Detroit, MI 48226-4415
Counsel for Defendants CMS Energy
Corp., CMS Marketing Services and
Trading Company, Laura L. Mountcastle,
Victor J. Fryling, Estate of Thomas
McNish, John M. Deutch, James J.
Duderstadt, Kathleen R. Flaherty, Earl
D. Holton, Percy A. Pierre, Kenneth L.
Way, Kenneth Whipple, and John B.
Yasinsky

Dated: _______________________ _	By: ___________________________________
Michael G. Wilson
Consumers Energy Company
One Energy Plaza
212 West Michigan Avenue
Jackson, MI 49201
Counsel for Defendant Consumers Energy
Company

Dated: _______________________ _	By: ___________________________________
James K. Robinson
Cadwalader, Wickersham & Taft LLP
1201 F Street NW, Suite 1100
Washington, DC 20004
Counsel for Defendant Preston D. Hopper

Dated: _______________________ _	By: ___________________________________
William A. Sankbeil
Kerr Russell & Weber
Suite 2500, Detroit Center
500 Woodward Avenue
Detroit, MI 48226
Counsel for Defendant Tamela Pallas

Dated: _______________________ _	By: ___________________________________
James G. Munisteri
Gardere Wynne Sewell LLP
1000 Louisiana, Suite 3400
Houston, TX 77002-5007
Counsel for Defendant Tamela Pallas

Dated: _______________________ _	By: ___________________________________
Samuel C. Damren
Dykema Gossett, PLLC
400 Renaissance Center
Detroit, MI 48243
Counsel for Defendant David W. Joos

Dated: _______________________ _	By: ___________________________________
Neil A. Steiner
Dechert LLP
30 Rockefeller Plaza
New York, NY 10112-2200
Counsel for Defendant David W. Joos

Dated: _______________________ _	By: ___________________________________
Philip J. Kessler
Sheldon Klein
Butzel Long, P.C.
150 West Jefferson, Suite 900
Detroit, MI 48226-4450
Counsel for Defendant William T.
McCormick, Jr.

Dated: _______________________ _	By: ___________________________________
Ryan T. Scarborough
Williams & Connolly LLP
725 Twelfth Street NW
Washington, DC 20005-5901
Counsel for Defendant William T.
McCormick, Jr.

Dated: _______________________ _	By: ___________________________________
Joseph J. Reilly
Sullivan & Cromwell L.L.P.
1701 Pennsylvania Avenue, N.W.
Washington, DC 20006
Counsel for William U. Parfet

Dated: _______________________ _	By: ___________________________________
Richard A. Rossman
James D. VandeWyngearde
PEPPER HAMILTON LLP
100 Renaissance Center, 36th Floor
Detroit, MI 48243-1157
Counsel for Defendant Alan Wright

Dated: _______________________ _	By: ___________________________________
Lewis J. Liman
Jeffrey Jordan
CLEARY, GOTTLIEB, STEEN
& HAMILTON LLP
One Liberty Plaza
New York, NY 10006
Counsel for Defendant Alan Wright